Exhibit 10.28

     AMENDMENT TO AMENDED AND RESTATED EMPLOYMENT AGREEMENT BETWEEN EVEREST REINSURANCE COMPANY (FORMERLY KNOWN AS PRUDENTIAL REINSURANCE COMPANY),
  EVEREST REINSURANCE HOLDINGS, INC. (FORMERLY KNOWN AS PRUDENTIAL REINSURANCE
                     HOLDINGS, INC.) AND JOSEPH V. TARANTO


WHEREAS, Everest Reinsurance Company ("Company"), Everest Reinsurance Holdings, Inc. ("Holdings") and Joseph V. Taranto ("Taranto") entered into an Amended and Restated Employment Agreement effective as of October 11, 1994 ("Amended Agreement") pursuant to which Taranto is employed by the Company; and

WHEREAS, Taranto's term of employment under the Amended Agreement commenced as of October 17, 1994 and continues through December 31, 1999 unless sooner terminated in accordance with the Amended Agreement; and

WHEREAS, pursuant to Paragraph 5.1 of the Amended Agreement, Taranto is eligible to participate in the Annual Incentive Bonus Plan ("Plan") during the course of his employment for such period as the Plan continues in effect or, if the plan is terminated or adversely amended, to have his annual cash bonus determined in accordance with the provisions of the Plan as last in effect prior to such termination or material adverse amendment; and

WHEREAS, at the May 20, 1999 annual shareholders' meeting of Holdings, the shareholders approved the Executive Performance Annual Incentive Plan adopted by the Holdings' Board of Directors on December 10, 1998 as an incentive for executives such as Taranto who are in a position to contribute materially to the success of Holdings and its subsidiaries; and

WHEREAS, the Company, Holdings and Taranto desire to amend Paragraph 5.1 of the Amended Agreement to hereafter provide that the cash bonus payable under Paragraph 5 shall be determined in accordance with the Executive Performance Annual Incentive Plan instead of being determined under the provisions of the Annual Incentive Bonus Plan for the bonus paid in 2000 in respect of services provided by Taranto in 1999.

NOW, THEREFORE, for one dollar and other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

Effective as of May 20, 1999, Paragraph 5.1 of the Amended and Restated Employment Agreement shall be amended in its entirety to read as follows:

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                                      - 2 -

     "5.1 During the course of his employment under this Agreement in 1999, Taranto shall be eligible to participate in the Executive Performance Annual Incentive Plan of Holdings. In the event the Executive Performance Annual Incentive Plan is terminated or materially adversely amended, Taranto shall receive an annual cash bonus determined in accordance with the provisions of the Annual Incentive Plan of Holdings as in effect prior to May 20, 1999."

IN WITNESS WHEREOF, the parties hereto have executed this Amendment to the Amended and Restated Employment Agreement as of the 21st day of September 1999.




                                            Everest Reinsurance Company

___________________________                 By:  ________________________
Joseph V. Taranto                           Janet J. Burak
                                            Senior Vice President



                                            Everest Reinsurance Holdings, Inc.

                                            By:  _________________________
                                            Janet J. Burak
                                            Senior Vice President